Exhibit 99.1

PROXY

UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

, 2001

THIS PROXY IS SOLICITED BY MANAGEMENT AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR THE PROPOSALS.

The undersigned, having received notice of the Special Meeting of Shareholders of United Bancshares, Inc., Columbus Grove, Ohio to be held at p.m., , 2001 hereby designates and appoints , and , or any of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of United Bancshares, Inc., which the undersigned is entitled to vote at such Special Meeting of Shareholders, or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposals:

Proposal 1: To vote on the approval of the following Resolution:

RESOLVED, That the Affiliation Agreement dated August 25, 2000, by and between United Bancshares, Inc. and Delphos Citizens Bancorp, Inc., such Affiliation Agreement providing for, among other things, the merger of Delphos Citizens Bancorp, Inc. with and into United Bancshares, Inc. with each outstanding share of Delphos Citizens Bancorp, Inc. being converted into the right to receive .8749 of a share of United Bancshares, Inc., cash in lieu of fractional shares and $5.41 in cash in accordance with the Affiliation Agreement, be, and it hereby is, approved, adopted, ratified and confirmed.

FOR______	AGAINST______	ABSTAIN______

Proposal 2: To vote on the approval of the following Resolution:

RESOLVED, That pursuant to the Section 1 of Article III of the United Bancshares, Inc. Code of Regulations, the number of Directors of United Bancshares, Inc. be, and it hereby is, fixed at twelve members.

FOR______	AGAINST______	ABSTAIN______

The Board of Directors recommends a vote FOR each of these proposals.

If this Proxy is properly signed but the above ballot is not marked, such proxies are authorized to vote the shares represented by this proxy in accordance with their discretion. It is the present intention of such proxies to vote for the approval of the Affiliation Agreement, for the increase in the number of Directors and to vote in the best interest of United Bancshares, in the judgment of the proxies, concerning any other matters presented at the meeting.

The undersigned reserves the right to revoke this Proxy at any time until the Proxy is voted at the Special Meeting. The Proxy may be revoked by a later dated Proxy, by giving written notice to United Bancshares at any time before the Proxy is voted, or in open meeting.

DATED:_________________________	______________________
Signature

_________________________________	______________________
(Number of Shares)	Signature

(Please sign Proxy as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

ALL FORMER PROXIES

ARE HEREBY REVOKED

Please date, sign, and mail this proxy to the proxy committee, in care of United Bancshares, Inc., 100 South High Street, Columbus Grove, Ohio 45830. A pre-addressed envelope is enclosed.